UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2014

TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5683 Hines Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500

(not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Restructuring Officer

On February 28, 2014, our Board of Directors approved the appointment of Igor Popov, 48, as our Chief Restructuring Officer, effective March 1, 2014. Our officers serve at the discretion of the Board of Directors. Mr. Popov is party to a letter agreement with us that requires us to elect him as our Chief Restructuring Officer.

From December 2012 through February 2014, Mr. Popov was a self-employed consultant providing operational analysis and oversight, due diligence support and union contract negotiation assistance to various third parties, including consultation with (1) Tecumseh from September 2013 through February 2014 (full time starting in December 2013) regarding its operations and restructuring plan, (2) Jeyes, Inc., a contract filler of scented oils, from October 2013 to November 2013, regarding its operations, (3) Cerberus Operations and Advisory Company LLC, the advisory arm of a private equity firm, at various times in 2013 regarding due diligence for a potential acquisition and operations of the target, and (4) The Freedom Group, a designer, manufacturer and marketer of firearms, ammunition and related products and a portfolio company of Cerberus, from December 2012 through April 2013, regarding a union contract at one of its facilities and operations at another facility.

From May 2011 until November 2012, Mr. Popov served as Senior Operating Executive of Cerberus Operations and Advisory Company LLC, and Cerberus had him serve as Plant Manager of the Remington Arms plant in Ilion, New York, then the largest firearms manufacturing plant in North America.

From September 2010 to February 2011, he served as Chief Operating Officer (and within 10 days became Chief Executive Officer) of Bluewater Holding Corp., a provider of solutions in septic systems, drains and sewers, potable water and steam piping. He was engaged to wind down operations. The company filed for bankruptcy protection under Chapter 11 of the Federal Bankruptcy Code in October 2010 and then under Chapter 7 of the Federal Bankruptcy Code in February 2011.

From October 2009 through April 2011, he was a self-employed consultant to various private equity and corporate clients, including (1) Cabela’s Inc., a specialty retailer of hunting, fishing, camping and related outdoor merchandise, from April 2010 through August 2010, where he consulted in implementing category management in purchasing of indirect materials, and (2) Tenex Capital Management, a private equity firm, from December 2009 to March 2010, where he served as a process improvement consultant to streamline customer service at a national freight company that was a Tenex client.

From June 2007 through September 2008, he served as Chief Restructuring Officer and from September 2008 through September 2009 as Chief Supply Chain Officer of Remington Arms Company Inc., a designer, manufacturer and marketer of primarily sporting goods products for the global hunting and shooting sports marketplace. He was responsible for Remington’s operational restructuring after it was acquired by Cerberus Capital Management L.P., including responsibility for the supply chain, operations strategy and corporate planning.

Mr. Popov served as President and Managing Partner of Stolper, LLC when it filed for protection under Chapter 11 of the Federal Bankruptcy Code in 2005. Mr. Popov also filed for protection personally under Chapter 7 of the Federal Bankruptcy Code in 2005 (discharged in January 2007) as a result of personal guarantees on notes relating to Stolper LLC.

Mr. Popov received his BSE from the University of Michigan and his MBA from the Amos Tuck School of Business Administration at Dartmouth College.

We issued a press release dated March 4, 2014, regarding Mr. Popov’s appointment. A copy of the press release is filed as an exhibit to this Form 8‑K and is hereby incorporated in this Item 5.02 by reference.

Mr. Popov does not have a direct or indirect material interest in any currently proposed transaction in which Tecumseh Products Company is to be a participant and the amount involved exceeds $120,000, nor has Mr. Popov had a direct or indirect material interest in any such transactions since the beginning of 2013, other than his new employment relationship described in this Item 5.01 and his prior consulting relationship with us described below.

Compensatory Arrangements

On February 28, 2014, we entered into a letter agreement with Mr. Popov providing for his at will employment beginning March 1, 2014 as our Chief Restructuring Officer. Pursuant to the letter agreement, Mr. Popov will receive an annual salary of $400,000. While employed by us, he is eligible for our annual cash incentive opportunity and long-term incentive opportunity for 2014, 2015 and 2016 with a target annual cash incentive opportunity to earn 70% of his base salary. Also, while employed by us, in 2014, 2015, and 2016, he is to be awarded non-qualified stock options to purchase 80,728 shares and 46,822 performance-based restricted stock units. All of these compensation awards are subject to shareholder approval of our 2014 Omnibus Incentive Plan at the 2014 annual meeting of shareholders. The 2014, 2015 and 2016 non-qualified stock options will vest one third each year following the date of grant, and the 2014, 2015 and 2016 performance-based restricted stock units will vest after the end of 2016, if and when our Compensation Committee determines that the applicable goals have been achieved.

In addition, pursuant to Mr. Popov’s letter agreement, upon termination of his employment, other than because of death, disability, termination by us for cause or termination by him without our consent, he would receive an amount equal to his base salary for the greater of six months or through the date that is 18 months after his start date. Also, upon termination of his employment within 36 months, other than because of death, disability, termination by us for cause or termination by him without our consent, we will relocate him to the northeastern United States in accordance with the terms of our Domestic Relocation Policy as in effect at the time of termination.

Also, pursuant to our letter agreement with Mr. Popov, he will receive four weeks of paid vacation beginning in 2014, and we will provide him with group insurance beginning on the first month following his hire date. We will also provide Mr. Popov with benefits coverage, subject to change at our discretion, currently including, without limitation, medical, dental, vision, and basic life insurance. In addition, Mr. Popov will be eligible to participate in our 401(k) plan.

Upon Mr. Popov’s appointment as our Chief Restructuring Officer, his consulting arrangement with us ended. We paid Mr. Popov $160,625 for his consulting services under that arrangement between September 2013 and February 28, 2014.

Item 7.01	Regulation FD Disclosure.
On March 4, 2014, we issued a press release announcing the appointment of Igor Popov as Chief Restructuring Officer and Jerry Mosingo as Executive Vice President of Operations, disclosed in Item 5.02. We are furnishing a copy as Exhibit 99.1 to this report and incorporate it by reference in this Item 7.01.

Item 9.01	Financial Statements and Exhibits.
The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Press release dated March 4, 2014

99.2	Igor Popov offer letter dated February 28, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY

Date:	March 4, 2014	By	/s/ Janice E. Stipp
Janice E. Stipp Executive VIce President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 4, 2014

99.2	Igor Popov offer letter dated February 28, 2014